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                                                                   Exhibit 2(d)6


                       STATE STREET BANK AND TRUST COMPANY
             SUBSCRIPTION DISTRIBUTION AND ESCROW AGENCY AGREEMENT

         This Subscription, Distribution and Escrow Agency Agreement (the
"Agreement") is made as of November   , 1996 between Fidelity Advisor Korea
Fund, Inc. (the "Fund"), a Maryland corporation and State Street Bank and Trust Company, a Massachusetts Trust Company, as subscription, distribution and escrow agent (the "Agent").

         WHEREAS, the Fund proposes to make a subscription offer by issuing certificates or other evidence of subscription rights, in the form designated by the Fund ("Subscription Certificates") to shareholders of record ("Record Date Shareholders") of its Common Stock as of a record date specified by the Fund (the "Record Date"), pursuant to which each Record Date Shareholder will have certain non-transferable rights (the "Rights") to subscribe to shares of the Fund's Common Stock, par value $.001 ("Common Stock"), as described in and upon such terms as are set forth in the prospectus (the "Prospectus") included in the Form N-2 Registration Statement filed by the Fund with the Securities and
Exchange Commission on November   , as amended by any amendment filed with
respect thereto (the "Registration Statement");

         WHEREAS, the Fund wishes the Agent to perform certain acts on behalf of the Fund and the Agent is willing to so act, in connection with the distribution of the Subscription Certificates and the issuance and exercise of the Rights to subscribe therein set forth, all upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:


1. Pursuant to the resolutions of its Board of Directors, the Fund hereby appoints and authorizes the Agent to act on its behalf in accordance with the provisions hereof, and the Agent hereby accepts such appointment and agrees to so act.

2.       (a)      Each Subscription Certificate shall evidence the Rights of the
                  Record Date Shareholder therein named to purchase Common Stock upon the terms and conditions therein and herein set forth.

         (b) Upon the written advice of the Fund signed by its Senior Vice President, Treasurer, Secretary or Assistant Secretary, as to the Record Date, the Agent shall, from a list of the Fund's Shareholders as of the Record Date, prepare and record Subscription Certificates in the names of the Record Date Shareholders, setting forth the number of Rights to subscribe for shares of the Fund's Common Stock, par value $0.001 per share, calculated on the basis of right(s) for each share recorded on the Fund's books in the name of each such Record Date Shareholder as of the Record Date. Each Subscription Certificate shall be dated as of the Record Date and shall be executed manually or by facsimile signature of a duly authorized Officer of the Fund. Upon the written advice, signed as aforesaid, as to the effective date of the Registration Statement, the Agent shall as promptly as practicable countersign and deliver the Subscription Certificates, together with a copy of the Prospectus, to all Record Date Shareholders. No Subscription Certificate shall be valid for any purpose unless so executed. Should any Officer whose signature has been placed upon any Subscription Certificate cease to
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                  hold such office at any time thereafter, such event shall have no effect on the validity of such Subscription Certificate.

3.       (a)      Each Subscription Certificate shall be irrevocable and
                  non-transferable. The Agent shall maintain a register of Subscription Certificates and the holders of record thereof
                  (each of whom shall be deemed a "Record Date Shareholder" hereunder for purposes of determining the rights of holders of Subscription Certificates). Each Subscription Certificate shall, subject to the provisions thereof, entitle the Record
                  Date Shareholder in whose name it is recorded to the following:

                  (1) The right (the "Basic Subscription Right") to purchase a number of shares of Common Stock equal to ____ share(s) of Common Stock for every ___ Subscription Rights; provided, however, that no factional shares of Common Stock shall be issued; and

                  (2) The right (the "Oversubscription Right") to purchase from the Fund additional shares of Common Stock, subject to the availability of such shares and to allotment of such shares as may be available among Record Date Shareholders who exercise Oversubscription Rights on the basis specified in the Prospectus; provided, however, that a Record Date Shareholder who has not exercised his Basic Subscription Rights with respect to the full number of shares that such Record Date Shareholder is entitled to purchase by virtue of his Basic Subscription Rights as of the Expiration Date, if any, shall not be entitled to any Oversubscription Rights.

         (b) A Record Date Shareholder may exercise his Basic Subscription Rights and Oversubscription Rights by delivery to the Agent at its corporate office specified in the Prospectus of (i) the Subscription Certificate with respect thereto, duly executed by such Record Date Shareholder in accordance with and as provided by the terms and conditions of the Subscription Certificate, together with (ii) the purchase price of each share of Common Stock subscribed for by exercise of such Rights, in United States dollars in cash, by check, or bank draft drawn on a bank in the continental United States or by postal, telegraphic, or express money order, in each case payable to the order of the Fund.

         (c) Rights may be exercise at any time after the date of issuance of the Subscription Certificates with respect thereto but no later than 5:00 P.M. New York City Time on such date as the Fund shall designate to the agent in writing (the "Expiration Date"). For the purpose of determining the time of the exercise of any Rights, delivery of any material to the Agent shall be deemed to occur when such materials are received at the corporate office of the Agent specified in the Prospectus.

         (d) Notwithstanding the provisions of Section 3(b) and 3(c) regarding delivery of any executed Subscription Certificate to the Agent prior to 5:00 P.M. New York City Time on the Expiration Date, if prior to such time the Agent receives notice of guaranteed delivery by telegram or otherwise from a bank, trust company or a New York Stock Exchange member guaranteeing delivery of (i) full payment for shares purchased and subscribed for by virtue of a Rights Holder's Rights, and
                  (ii) a properly completed and executed Subscription Certificate, then such exercise of Basic Subscription Rights and Oversubscription Rights shall be regarded as timely, subject, however, to receipt of



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                  the duly executed Subscription Certificate and full payment for the Common Stock by the Agent within three business days after the Expiration Date (as defined in the Prospectus).

         (e) Following the Expiration Date (the "Confirmation Date"), the Agent shall send a confirmation to each Shareholder (or, if shares of Common Stock on the Record Date are held by Cede & Co. or any other depository or nominee, to Cede & Co. or such other depository or nominee), showing (i) the number of shares acquired pursuant to the Basic Subscription Rights, (ii) the number of shares, if any, acquired pursuant to the Oversubscription Rights, (iii) the per share and total purchase price for the shares, (iv) any amount payable to the Shareholder pursuant to Section 9, and (v) any excess to be refunded by the Fund to such Shareholder, in each case based on the Subscription Price. Any excess payment to be refunded by the Fund to a Shareholder, shall be mailed by the Agent to the Shareholder as promptly as possible after the Expiration Date, as provided in Section 6 below.

4. If, after allocation of shares of Common Stock to persons exercising Basic Subscription Rights, there remain unexercised Rights, then the Agent shall allot the shares issuable upon exercise of such unexercised Rights (the Remaining Shares") to person exercising Oversubscription Rights, in the amounts of such oversubscription. If the number of shares for which Oversubscription Rights have been exercised is greater than the Remaining Shares, the Agent shall allot the Remaining Shares to the persons exercising Oversubscription Rights pro rata based solely on the number of Basic Subscription Rights exercised by each of them. The Agent shall advise the Fund immediately upon the completion of the allocation set forth above as to the total number of shares subscribed and distributable.

5.       (a)      The Agent will deliver (i) certificates representing those shares purchased pursuant to the exercise of Basic
                  Subscription Rights as soon as practicable after the corresponding Rights have been validly exercised and full payment for such shares has been received and cleared;
                  (ii) certificates representing those shares purchased pursuant to the exercise of Oversubscription Rights as soon an practicable after the Expiration Date and after all allocations have been effected; (iii) in the case of each Record Date Shareholder who subscribed, pursuant to the exercise of Oversubscription Rights, for a greater number of shares than was allotted to such Record Date Shareholder under
                  Section 4, as promptly as possible after the Expiration Date, a refund (and interest on such) in the amount of the difference between the purchase price delivered for the shares subscribed for pursuant to the exercise of such Oversubscription Rights and the purchase price of the shares so allotted under Section 4 (an "Excess Payment"); (iv) in the case of record shareholders who are participants in the dividend reinvestment and cash purchase plan, within fifteen business days after the expiration date, account statements reflecting a credit of uncertified shares for their primary and oversubscription shares unless such shareholders have elected to receive certificates.

6.       (a)      All proceeds received by the Agent from Rights holders in
                  respect of the exercise of rights shall be held by the Agent, on behalf of the Fund, in a segregated, interest-bearing escrow account (the "Escrow Account") (the interest of which shall be paid to the Fund) pending disbursement in the manner described in Section 6(b) below.

         (b) The Agent shall deliver all proceeds received in respect of the exercise of the Rights (including interest earned thereon) to the Fund as promptly as practicable, [but in no event later than fifteen business days after the Confirmation Date.] Proceeds held in


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                  respect of Excess Payments (including interest earned thereon)
                  shall be refunded to Record Date Shareholders entitled to such a refund as promptly as possible after the Expiration Date.

7. The Agent shall promptly advise the Fund as to the date of delivery of Common Stock hereunder and shall supply the Fund with a certified list of Shareholders as of the Record Date.

8. The Agent shall account promptly to the Fund with respect to Rights exercised and concurrently account for all monies received and returned by the Agent with respect to the purchase of shares of Common Stock upon the exercise of Rights.

9. In the event the Agent does not receive, within three business days after the Expiration Date, any amount due from a Rights Holder as specified in Section 3(e), then it shall take such action with respect to such Rights Holder's Subscription Rights as may be instructed in writing by the Fund, including without limitation (i) applying any payment actually received by it toward the purchase of the greatest whole number of shares of Stock which could be acquired with such payment, and (ii) allocating the shares subject to such Subscription Rights to one or more other Record Date Shareholders.

10. No Subscription Certificate shall entitle a Rights Holder to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in any Subscription Certificate be construed to confer upon any Rights Holder any of the rights of a shareholder of the Fund or any right to vote, give or withhold consent to any action by the Fund (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings of other action affecting shareholders, or receive dividends or otherwise, until the Rights evidenced thereby shall have been exercised and the shares of Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in this Agreement and in the Prospectus.

11. If any Subscription Certificate is lost, stolen, mutilated, or destroyed, the Agent may, on such terms which will indemnify the Fund as the Agent may in its discretion impose (which shall, in the case of a Subscription Certificate include the surrender thereof), issue a new Subscription Certificate of like denomination in substitution for the Subscription Certificate so lost, stolen or mutilated or destroyed.

12.      (a)      The Fund covenants that all shares of Common Stock issued on exercise of Rights set forth in the Subscription Certificates will be validly issued, fully paid, nonassessable and free of preemptive rights.

         (b) The Fund shall furnish to the Agent written notice to the effect that a registration statement under the Securities Act of 1933, as amended (the "Act"), is then in effect with respect to its shares of Common Stock issuable upon the exercise of the Rights set forth in the Subscription Certificates. Upon written advice to the Agent that the Securities and Exchange Commission shall have issued or threatened to have issued any order preventing or suspending the use of the Prospectus, or if for any reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, the Agent shall cease acting hereunder until receipt of written instructions from the Fund and such assurances as it may reasonably request that it may comply with such instruction without violations of the Act.




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13.      (a)      Any corporation into which the Agent may be merged or
                  converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to the corporate trust business of the Agent, shall be the successor to the Agent hereunder without the execution or filing of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Agent. In case at the time such successor to the Agent shall succeed to the agency created by this Agreement, any of the Subscription Certificates shall have been countersigned but not delivered, any such successor to the Agent may adopt the countersignature of the original Agent and deliver such Subscription Certificates so countersigned, and in case at that time any of the Subscription Certificates shall not have been countersigned, any successor to the Agent may countersign such Subscription Certificates either in the name of the predecessor Agent or in the name of the successor Agent, and in all such cases such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

         (b) In case at any time the name of the Agent shall be changed and at such time any of the Subscription Certificates shall have been countersigned but not delivered, the Agent may adopt the countersignature under its prior name and deliver Subscription Certificates so countersignature under its prior name and deliver Subscription Certificates so countersigned, and in case at that time any of the Subscription Certificates shall not have been countersigned, the Agent may countersign such Subscription Certificates either in its prior name or in its changed name, and in all such cases such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

14. The Fund agrees to pay to the Agent such reasonable compensation for all services rendered by it hereunder as set forth in Schedule A hereto and in addition to its reasonable expenses and other disbursements incurred in the exercise and performance of its duties hereunder.

15. The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

         (a) Whenever in the performance of its duties under this Agreement the Agent shall deem it necessary or desirable that any fact or matter be proved or established, prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board or President or a Vice President or the Secretary or Assistant Secretary or the Treasurer of the Fund delivered to the Agent, and such certificate shall be full authorization to the Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (b) The Agent agrees to indemnify and hold harmless the Fund from any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions, of or by the Agent or its officers, employees or agents regarding this Agreement; provided, however, that such duty to indemnify and hold harmless shall not apply to liabilities or losses occasioned by or resulting from the gross negligence or willful misconduct of the Fund or any of its employees or agents. Such duty to indemnify and hold harmless shall survive the termination of this Agreement.



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         (c)      The Fund agrees to indemnify and hold the Agent harmless from any and all direct or indirect liabilities or losses arising from any legal action caused by any untrue statement or alleged untrue statement of a material fact contained in the Fund's prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such duty to indemnify and hold harmless shall not apply to liabilities or losses occasioned by or resulting from the gross negligence or willful misconduct of the Agent or any of its employees or agents. Such duty to indemnify and hold harmless shall survive the termination of this Agreement.

         (d) The indemnifying party shall not be liable for indemnification under this Section 15 unless the party seeking indemnification shall have notified the indemnifying party in writing of the commencement of any litigation or proceeding in respect of which indemnity may be sought under this Section 15. With respect to claims in such litigation or proceedings for which indemnify may be sought, the indemnifying party shall be entitled to participate in any such litigation or proceeding and the indemnifying party shall be entitled to assume the defense of such litigation or proceeding with counsel of their choice at their own expense in respect of that portion of the litigation for which the indemnifying party may be subject to an indemnification obligation. If the indemnifying party is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction or otherwise, the party seeking indemnification shall reasonably prosecute such litigation or proceeding. In no event shall the party seeking indemnification consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding (including any threatened litigation or proceeding) without providing the indemnifying party with adequate notice of any such settlement or judgment, and without the indemnifying party's prior written consent. The party seeking indemnification shall submit written evidence to the indemnifying party with respect to any cost or expense for which the party seeking indemnification is seeking indemnification in such form and detail as the indemnifying party may reasonably request.

         (e) Nothing herein shall preclude the Agent from acting in any other capacity for the Fund or for any other legal entity.

         (f) The Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any officer or assistant officer of the Fund and to apply to any such officer of the Fund for advice or instructions in connection with its duties, and subject to the notice requirements set forth above, shall be indemnified and not be liable for any action taken or suffered by it in good faith in accordance with instructions of any officer or assistant officer.

         (g) The Agent shall be indemnified and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in reasonable reliance upon any Subscription Certificate or certificate for Common Stock, instrument or assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document that it reasonably believes to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.




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         (h)      Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement of for any consequential damages arising out of any reasonable act or reasonable failure to act hereunder.

16. The Agent may, without the consent or concurrence of the Shareholders in whose names Subscription Certificates are registered, by supplemental agreement or otherwise, concur with the Fund in making any changes or corrections in a Subscription Certificate that it shall have been advised by counsel (who may be counsel for the Fund) is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provisions of the Subscription Certificate except insofar as any such changes may confer additional rights upon the Rights Holders.

17.      Assignment

         (a) Except as provided in Section (c) below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

         (b) This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

         (c) The Agent may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Equiserve Limited Partnership, a Delaware Limited Partnership, which is fully registered as a transfer agent pursuant to
                  Section 17(c)(2) of the Securities Exchange Act of 1934 ("Section A(c)(1)"), or (ii) the current third party vendor utilized by BFDS; provided, however, that the Agent shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

18. All the covenants and provisions of this Agreement by or for the benefit of the Fund or the Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

19. The validity, interpretation and performance of this Agreement shall be governed by law of the Commonwealth of Massachusetts, without giving effect to the choice of law provisions thereof.


STATE STREET BANK AND                       FIDELITY ADVISOR KOREA FUND, INC.
  TRUST COMPANY


By:_____________________________            By:________________________________
         Vice President                                    (Officer)


Dated:__________________________            Dated:_____________________________





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